Annual Report
for John Hancock Variable Series Trust I
December 31, 2003

                               [LOGO] John Hancock

--------------------------------------------------------------------------------
Not FDIC Insured               Not Bank Guaranteed                May Lose Value
--------------------------------------------------------------------------------
Not a Deposit       Not Insured by Any Federal Government Agency
--------------------------------------------------------------------------------

                                                       Inception: March 29, 1986
--------------------------------------------------------------------------------
Large Cap Growth Fund
Independence Investment LLC                                 M. Lapman/J. Forelli
--------------------------------------------------------------------------------

..    In 2003, the Fund returned 25.62% underperforming its benchmark, the
     Russell 1000 Growth Index.

..    The Fund underperformed its benchmark primarily due to unfavorable stock selection decisions, with sector allocation decisions modestly adding value. Stock selection detracted especially within the technology sector.

..    The largest absolute performance contributors were exposures to companies in the information technology and health care sectors. Within these sectors, the largest contributors to performance were Intel, Cisco, Texas Instruments, and Pfizer.

..    Conversely, Telecomm Service was the worst performing sector within the
     Fund for the year. Specific stocks that detracted included Kraft, Kohl's and Textron across various sectors.

..    The manager uses both fundamental equity research and quantitative portfolio construction to identify stocks having both favorable valuations and improving earnings growth prospects. The Fund is broadly diversified across sectors with sector weights similar to the benchmark.

                                     [CHART]

                                   Line Chart

                             Historical Fund Return

$10,000
Investment made 12/31/93
(10-Year Period)

             Large Cap Growth Fund   Russell 1000(R) Growth Index
             ---------------------   ----------------------------
12/31/1993          $10,000                     $10,290
 1/31/1994           10,303                      10,527
 2/28/1994            9,984                      10,336
 3/31/1994            9,661                       9,837
 4/29/1994            9,851                       9,883
 5/31/1994            9,819                      10,032
 6/30/1994            9,672                       9,736
 7/29/1994            9,914                      10,069
 8/31/1994           10,261                      10,630
 9/30/1994            9,953                      10,484
10/31/1994           10,048                      10,732
11/30/1994            9,755                      10,388
12/30/1994            9,901                      10,563
 1/31/1995           10,087                      10,788
 2/28/1995           10,469                      11,240
 3/31/1995           10,706                      11,569
 4/28/1995           10,970                      11,823
 5/31/1995           11,344                      12,235
 6/30/1995           11,534                      12,707
 7/31/1995           11,908                      13,236
 8/31/1995           11,999                      13,251
 9/29/1995           12,486                      13,862
10/31/1995           12,343                      13,871
11/30/1995           12,855                      14,411
12/29/1995           13,034                      14,493
 1/31/1996           13,340                      14,979
 2/29/1996           13,497                      15,253
 3/29/1996           13,668                      15,272
 4/30/1996           13,898                      15,674
 5/31/1996           14,205                      16,221
 6/28/1996           14,189                      16,244
 7/31/1996           13,246                      15,292
 8/30/1996           13,669                      15,687
 9/30/1996           14,506                      16,829
10/31/1996           14,613                      16,930
11/29/1996           15,673                      18,201
12/31/1996           15,416                      17,844
 1/31/1997           16,298                      19,095
 2/28/1997           16,419                      18,965
 3/31/1997           15,646                      17,939
 4/30/1997           16,473                      19,130
 5/30/1997           17,422                      20,512
 6/30/1997           18,112                      21,332
 7/31/1997           19,860                      23,218
 8/29/1997           18,871                      21,860
 9/30/1997           20,047                      22,935
10/31/1997           19,239                      22,087
11/28/1997           19,954                      23,025
12/31/1997           20,178                      23,283
 1/31/1998           20,718                      23,979
 2/27/1998           22,678                      25,783
 3/31/1998           23,961                      26,811
 4/30/1998           24,143                      27,181
 5/29/1998           23,622                      26,409
 6/30/1998           24,795                      28,026
 7/31/1998           24,675                      27,841
 8/31/1998           20,811                      23,662
 9/30/1998           22,028                      25,479
10/30/1998           23,688                      27,528
11/30/1998           25,570                      29,623
12/31/1998           28,151                      32,295
 1/29/1999           29,718                      34,190
 2/26/1999           28,287                      32,628
 3/31/1999           29,478                      34,347
 4/30/1999           29,913                      34,392
 5/28/1999           29,047                      33,336
 6/30/1999           31,211                      35,670
 7/30/1999           30,178                      34,535
 8/31/1999           30,350                      35,098
 9/30/1999           29,655                      34,361
10/29/1999           31,393                      36,955
11/30/1999           32,452                      38,947
12/31/1999           34,927                      42,998
 1/31/2000           32,837                      40,981
 2/29/2000           33,874                      42,985
 3/31/2000           37,487                      46,063
 4/28/2000           36,214                      43,870
 5/31/2000           34,903                      41,659
 6/30/2000           36,922                      44,817
 7/31/2000           35,722                      42,948
 8/31/2000           39,208                      46,835
 9/29/2000           35,101                      42,405
10/31/2000           34,057                      40,399
11/30/2000           29,522                      34,444
12/29/2000           28,680                      33,355
 1/31/2001           30,341                      35,660
 2/28/2001           25,487                      29,605
 3/30/2001           22,643                      26,384
 4/30/2001           25,757                      29,722
 5/31/2001           25,452                      29,285
 6/30/2001           24,921                      28,605
 7/31/2001           24,163                      27,890
 8/31/2001           22,415                      25,609
 9/28/2001           20,280                      23,053
10/31/2001           21,509                      24,263
11/30/2001           23,573                      26,595
12/31/2001           23,650                      26,544
 1/31/2002           23,403                      26,075
 2/28/2002           22,453                      24,993
 3/30/2003           23,230                      25,857
 4/30/2002           21,775                      23,747
 5/31/2002           21,279                      23,173
 6/30/2002           19,445                      21,029
 7/31/2002           18,099                      19,872
 8/31/2002           18,162                      19,932
 9/28/2002           16,261                      17,865
10/31/2002           17,627                      19,503
11/30/2002           18,256                      20,562
12/31/2002           17,070                      19,142
 1/31/2003           16,475                      16,027
 2/28/2003           16,473                      15,599
 3/30/2003           16,753                      15,626
 4/30/2003           17,857                      17,001
 5/31/2003           18,573                      18,099
 6/30/2003           18,670                      18,325
 7/31/2003           19,007                      18,599
 8/31/2003           19,572                      18,889
 9/28/2003           19,475                      18,704
10/31/2003           20,690                      19,848
11/30/2003           20,857                      20,118
12/31/2003           21,444                      21,357

Value on 12/31/03:
------------------
$21,444 Large Cap Growth Fund
$24,138 Russell 1000(R) Growth Index

MORNINGSTAR
CATEGORY+:

..    Large Growth

MORNINGSTAR
RISK +:

..    Average (VL/VUL)
..    Average (VA)

MORNINGSTAR
RATING+:

..    *** (VL/VUL)
..    *** (VA)

TOP TEN HOLDINGS (as of December 31, 2003)

                           % of
                          Assets
                          ------
General Electric Co.       6.0%
Pfizer, Inc.               5.6%
Microsoft Corp.            4.7%
Intel Corp.                4.7%
Cisco Systems, Inc.        3.5%
Texas Instruments, Inc.    2.5%
Home Depot, Inc.           2.5%
Dell, Inc.                 2.0%
Amgen, Inc.                2.0%
Abbott Laboratories        2.0%

AVERAGE ANNUAL TOTAL RETURNS*

            Large Cap    Russell 1000(R)
           Growth Fund   Growth Index
           -----------   ---------------
1 Year        25.62%         29.76%
3 Years       -9.24          -9.36
5 Years       -5.30          -5.12
10 Years       7.93           9.21

SECTOR/INDUSTRY ALLOCATION (as of December 31, 2003)

                          % of
                         Assets
                         ------
Information Technology   33.53%
Health Care              21.36%
Industrials              12.25%
Consumer Discretionary   11.61%
Financials                9.29%
Consumer Staples          8.90%
Energy                    1.90%
Telecommunication
Services                  0.75%
Materials                 0.41%

* Total returns are for the period ended December 31, 2003. Returns represent past performance, assume reinvestment of all distributions and are not indicative of future performance. Investment returns and principal value of fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. The performance of the fund on this page is reported net of Trust level charges (i.e. investment management fees and operating expenses). It does not reflect expense and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product prospectus. There are additional risks associated with a nondiversified fund, as outlined in the current prospectus. Performance would be lower if expenses and charges of the separate accounts and products were reflected.

+ Source: MorningStar, Inc. Data as of 12/31/03. VL represents Variable Life subaccounts, VUL represents Variable Universal Life subaccounts and VA represents Variable Annuity subaccounts Hancock VL/VUL subaccounts were rated against 921 VL/VUL subaccounts and 1,733 VA subaccounts in the Morningstar Large Growth category. This represents the Morningstar 3 year rating.

STATEMENT OF ASSETS AND LIABILITIES
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

ASSETS
Long term investments at cost (including $22,309 of
   securities loaned (Note B)) ...................................   $ 577,366
Net unrealized appreciation of investments .......................      42,412
Short-term investments at value ..................................      32,028
                                                                     ---------
      Total investments ..........................................     651,806
   Receivable for dividends ......................................         532
                                                                     ---------
Total assets .....................................................     652,338
                                                                     ---------
LIABILITIES
Payables for:
   Investments purchased .........................................       3,884
   Fund shares purchased .........................................         767
   Collateral for securities on loan .............................      23,022
   Other liabilities .............................................         264
                                                                     ---------
Total liabilities ................................................      27,937
                                                                     ---------
Net assets .......................................................   $ 624,401
                                                                     =========
Shares of beneficial interest outstanding ........................      44,736
                                                                     ---------
Net asset value per share ........................................     $ 13.96
                                                                     =========
Composition of net assets:
   Capital paid-in ...............................................   $ 945,639
   Accumulated net realized loss on investments,
      futures and foreign currency transactions ..................    (363,650)
   Net unrealized appreciation of investments ....................      42,412
                                                                      --------
Net assets .......................................................   $ 624,401
                                                                     =========
STATEMENT OF OPERATIONS
JOHN HANCOCK VARIABLE SERIES TRUST I

For the Year Ended December 31,2003
--------------------------------------------------------------------------------
(000's Omitted)

INVESTMENT INCOME
   Interest .......................................................   $   1,789
   Dividends ......................................................       5,698
   Securities lending .............................................          19
                                                                      ---------
Total investment income ...........................................       7,506
                                                                      ---------
EXPENSES
   Investment advisory fee ........................................       4,348
   Auditors fees ..................................................          76
   Custodian fees .................................................         125
   Fidelity Bond fees .............................................           1
   Legal fees .....................................................          40
   Printing & mailing fees ........................................          76
   Trustees' fees .................................................          17
   Other fees .....................................................          22
                                                                      ---------
Total expenses ....................................................       4,705
   Less custodian expense reduction offset by
      commission recapture arrangement
      (Note C) ....................................................          (9)
                                                                      ---------
Net expenses ......................................................       4,696
                                                                      ---------
Net investment income .............................................       2,810
                                                                      ---------
REALIZED AND UNREALIZED GAIN (LOSS)
   Net realized loss on investments ...............................     (28,345)
   Change in unrealized appreciation on
      investments .................................................     144,822
                                                                      ---------
Net realized and unrealized gain ..................................     116,477
                                                                      ---------
Net increase in net assets resulting from
   operations .....................................................   $ 119,287
                                                                      =========

See notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
-------------------------------------------------------------------------------
(000's Omitted)

                                                                         Year Ended     Year Ended
                                                                        December 31,   December 31,
                                                                            2003           2002
                                                                        ------------   ------------
INCREASE (DECREASE) IN NET ASSETS
From operations
   Net investment income ............................................     $  2,810      $   2,023
   Net realized loss ................................................      (28,345)      (121,609)
   Change in net unrealized appreciation (depreciation) .............      144,822        (90,461)
                                                                          --------      ---------
      Net increase (decrease) in net assets resulting from
         operations .................................................      119,287       (210,047)
Distributions to shareholders from:
   Net investment income ............................................       (2,834)        (2,023)
   Realized gains ...................................................         (830)
                                                                          --------      ---------
      Decrease in net assets resulting from distributions ...........       (3,664)        (2,023)
From fund share transactions:
   Proceeds from shares sold ........................................       78,014         76,521
   Shares issued in reorganization ..................................       12,462
   Distributions reinvested .........................................        3,664          2,023
   Payment for shares redeemed ......................................      (81,990)      (140,761)
                                                                          --------      ---------
      Increase (decrease) in net assets from fund share
         transactions. ..............................................       12,150        (62,217)
                                                                          --------      ---------
NET INCREASE (DECREASE) IN NET ASSETS ...............................      127,773       (274,287)

NET ASSETS
   Beginning of Period ..............................................      496,628        770,915
                                                                          --------      ---------
   End of Period ....................................................     $624,401      $ 496,628
                                                                          ========      =========
Analysis of fund share transactions:
   Sold .............................................................        5,685          5,775
   Issued in reorganization .........................................        1,083
   Reinvested .......................................................          285            155
   Redeemed .........................................................       (6,731)       (11,115)
                                                                          --------      ---------
Net increase (decrease) in fund shares outstanding ..................          322         (5,185)
                                                                          ========      =========

See notes to financial statements.

FINANCIAL HIGHLIGHTS
JOHN HANCOCK VARIABLE SERIES TRUST I

--------------------------------------------------------------------------------
Selected data for each share of beneficial interest outstanding throughout the period indicated:

                                                                                Large Cap Growth Fund
                                                             -----------------------------------------------------------
                                                                                Year Ended December 31,
                                                             -----------------------------------------------------------
                                                               2003          2002       2001        2000         1999
                                                             --------      --------   --------   ----------   ----------
Net Assets Value at Beginning of Period ..................   $  11.18      $  15.54   $  18.89   $    27.33   $    26.19
Income from Investment Operations:
   Net Investment Income .................................       0.06          0.04       0.04         0.03         0.09
   Net Realized and Unrealized Gain (Loss) on
      Investments(a) .....................................       2.80         (4.36)     (3.36)       (4.89)        6.03
                                                             --------      --------   --------   ----------   ----------
   Total From Investment Operations ......................       2.86         (4.32)     (3.32)       (4.86)        6.12
Less Distributions:
   Distribution from Net Investment Income ...............      (0.06)        (0.04)     (0.03)       (0.04)       (0.09)
   Distribution from Net Realized Gains on
     Investments .........................................      (0.02)                                (2.69)       (4.89)

   Distribution from Excess of Net Investment Income/Gains                                            (0.78)
   Distribution from Capital Paid-in .....................                                            (0.07)
                                                             --------      --------   --------   ----------   ----------
   Total Distributions ...................................      (0.08)        (0.04)     (0.03)       (3.58)       (4.98)
                                                             --------      --------   --------   ----------   ----------
Net Assets Value at End of Period ........................   $  13.96      $  11.18   $  15.54   $    18.89   $    27.33
                                                             ========      ========   ========   ==========   ==========
Total Investment Return(b) ...............................      25.62%       (27.82)%   (17.54)%     (17.89)%      24.07%
Ratios/Supplemental Data:
   Ratio of Operating Expenses to Average Net Assets .....       0.86%(d)      0.55%      0.41%        0.46%        0.39%
   Ratio of Net Investment Income to Average Net Assets ..       0.51%         0.33%      0.23%        0.10%        0.33%
   Portfolio Turnover Rate ...............................      99.47%(c)     95.04      63.96%       89.30%       37.42%
Net Assets End of Period (000s Omitted) ..................   $624,401      $496,628   $770,915   $1,146,787   $1,382,473

(a) The amount shown at this caption for each share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the shares in relation to the fluctuating market values of the portfolio.

(b) The performance does not reflect expenses and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product's prospectus.

(c)  Excludes merger activity.

(d) The Fund is required to calculate an expense ratio without taking into consideration any expense reductions related to expense offset arrangements.

SCHEDULE OF INVESTMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
LARGE CAP GROWTH FUND

                                                                          Market
                    Name of Issuer                            Shares      Value
                    --------------                           ---------   -------
                                                                         (000's)
COMMON STOCK
Aerospace & Defense - 0.8%
   Boeing Co. * ..........................................     111,300   $ 4,690

Air Freight & Couriers - 0.4%
   United Parcel Service, Inc. - Cl. B ...................      30,000     2,237

Beverages - 2.5%
   Anheuser-Busch Cos., Inc. .............................     100,000     5,268
   PepsiCo, Inc. * .......................................     223,800    10,434
                                                                         -------
                                                                          15,702
Biotechnology - 2.0%
   Amgen, Inc. * .........................................     198,900    12,292

Chemicals - 0.4%
   Rohm & Haas Co ........................................      58,900     2,516

Commercial Services & Supplies - 0.4%
   Ceridian Corp. * ......................................     113,400     2,375

Communications Equipment - 3.9%
   Cisco Systems, Inc. * .................................     900,000    21,861
   Comverse Technology, Inc. * ...........................     140,600     2,473
                                                                         -------
                                                                          24,334
Computers & Peripherals - 9.6%
   Dell, Inc. * ..........................................     367,400    12,477
   EMC Corp. * ...........................................     767,600     9,917
   Intel Corp. ...........................................     900,000    28,980
   International Business Machines Corp. .................      60,700     5,626
   Network Appliance, Inc. * .............................     142,000     2,915
                                                                         -------
                                                                          59,915
Diversified Financials - 4.4%
   Capital One Financial Corp. ...........................      55,100     3,377
   Citigroup, Inc. * .....................................     136,900     6,645
   Goldman Sachs Group, Inc. .............................      69,000     6,812
   Merrill Lynch & Co., Inc. * ...........................     128,500     7,537
   Wells Fargo & Co. * ...................................      55,900     3,292
                                                                         -------
                                                                          27,663
Diversified Telecommunication Services - 0.7%
   Nextel Communications, Inc. - Cl. A * .................     165,100     4,633

Electrical Equipment - 1.6%
   United Technologies Corp. * ...........................     107,900    10,226
Electronic Equipment & Instruments - 0.6%

   Sanmina Corp. * .......................................     273,200     3,445
Energy Equipment & Services - 0.7%
   Halliburton Co. * .....................................     167,700     4,360

Food & Drug Retailing - 0.5%
   Whole Foods Market, Inc. * ............................      42,100     2,826

Health Care Equipment & Supplies - 3.4%
   Boston Scientific Corp. * .............................     135,800     4,992
   Guidant Corp ..........................................      86,000     5,177
   Medtronic, Inc. * .....................................      43,000     2,091
   St. Jude Medical, Inc. * ..............................      58,600     3,595
   Zimmer Holdings, Inc. * ...............................      80,500   $ 5,667
                                                                         -------
                                                                          21,522
Health Care Providers & Services - 3.6%
   Anthem, Inc. * ........................................     100,900     7,567
   PacifiCare Health Systems, Inc. * .....................      81,200     5,489
   UnitedHealth Group, Inc. * ............................      55,000     3,200
   Wellpoint Health Networks, Inc. * .....................      61,900     6,004
                                                                         -------
                                                                          22,260
Hotels Restaurants & Leisure - 0.4%
   International Game Technology * .......................      77,300     2,760

Household Products - 1.5%
   Procter & Gamble Co. * ................................      96,100     9,598

Industrial Conglomerates - 9.0%
   3M Co. ................................................     140,000    11,904
   General Electric Co. * ................................   1,192,000    36,928
   Tyco International, Ltd. * ............................     278,700     7,386
                                                                         -------
                                                                          56,218
Insurance - 3.1%
   American International Group, Inc. * ..................      82,400     5,461
   Everest Re Group, Ltd .................................      35,400     2,995
   Hartford Financial Services Group,
     Inc. * ..............................................      49,400     2,916
   Metlife, Inc. * .......................................     150,000     5,051
   Progressive Corp. .....................................      38,300     3,201
                                                                         -------
                                                                          19,624
Internet & Catalog Retail - 0.4%
   eBay, Inc. * ..........................................      34,600     2,235

IT Consulting & Services - 2.3%
   Accenture, Ltd. - Cl. A * .............................     301,200     7,928
   Computer Sciences Corp. * .............................      73,000     3,229
   Electronic Data Systems Corp. * .......................      67,200     1,649
   SunGard Data Systems, Inc. * ..........................      44,300     1,227
                                                                         -------
                                                                          14,033
Machinery - 0.4%
   Danaher Corp. * .......................................      27,700     2,541

Media - 4.7%
   Clear Channel Communications, Inc. ....................      52,400     2,454
   Comcast Corp. - Cl. A .................................     269,200     8,849
   Interactive Corp ......................................     113,800     3,861
   Omnicom Group, Inc ....................................      51,000     4,454
   The Walt Disney Co. * .................................     186,300     4,346
   Time Warner, Inc. * ...................................     296,000     5,325
                                                                         -------
                                                                          29,289
Multiline Retail - 2.3%
   BJ's Wholesale Club, Inc. * ...........................     138,300     3,175
   Wal-Mart Stores, Inc. * ...............................     209,500    11,114
                                                                         -------
                                                                          14,289

JOHN HANCOCK VARIABLE SERIES TRUST I
December 31, 2003
--------------------------------------------------------------------------------
LARGE CAP GROWTH FUND

                                                                      Market
            Name of Issuer                                 Shares     Value
            --------------                               ---------   --------
                                                                     (000's)

COMMON STOCK - Continued
Oil & Gas - 1.2%
   Murphy Oil Corp ...................................      61,000   $  3,984
   Newfield Exploration Co. * ........................      77,600      3,456
                                                                     --------
                                                                        7,440
Personal Products - 0.9%
   Avon Products,Inc .................................      86,800      5,858

Pharmaceuticals - 12.2%
   Abbott Laboratories * .............................     260,200     12,125
   Johnson & Johnson .................................     218,500     11,288
   Merck & Co., Inc. * ...............................     170,100      7,859
   Pfizer, Inc. * ....................................     985,800     34,828
   Watson Pharmaceuticals, Inc. * ....................      95,700      4,402
   Wyeth * ...........................................     137,200      5,824
                                                                     --------
                                                                       76,326
Semiconductor Equipment & Products - 6.6%
   Analog Devices, Inc. * ............................      80,300      3,666
   Applied Materials, Inc. * .........................     295,700      6,638
   Maxim Integrated Products, Inc. * .................      56,400      2,809
   Novellus Systems, Inc. * ..........................     151,000      6,349
   QLogic Corp. * ....................................     124,600      6,429
   Texas Instruments, Inc. * .........................     527,900     15,510
                                                                     --------
                                                                       41,401
Software - 8.2%
   Electronic Arts, Inc. * ...........................     170,300      8,137
   Mercury Interactive Corp. * .......................      57,100      2,778
   Microsoft Corp. * .................................   1,056,800     29,104
   Symantec Corp. * ..................................      79,800      2,765
   Veritas Software Corp. * ..........................     218,200      8,108
                                                                     --------
                                                                       50,892
Specialty Retail - 5.1%
   Best Buy Co., Inc. * ..............................      63,300      3,307
   Home Depot, Inc. * ................................     432,700     15,357
   Kohl's Corp. * ....................................      60,000      2,696
   Lowe's Cos., Inc. * ...............................      89,400      4,952
   Staples, Inc. * ...................................     112,600      3,074
   Tiffany & Co. * ...................................      53,700      2,427
                                                                     --------
                                                                       31,813
Textiles & Apparel - 0.9%
   Coach, Inc. * .....................................      88,700      3,349
   Nike, Inc. - Cl. B ................................      36,900      2,526
                                                                     --------
                                                                        5,875
Tobacco - 1.1%
   Altria Group, Inc .................................     126,300      6,873

Trading Companies & Distributors - 1.8%
   CDW Corp ..........................................     197,300     11,396

U.S. Government Agencies - 1.7%
   Federal National Mortgage Assoc. * ................     137,500     10,321
                                                                     --------
      TOTAL COMMON STOCK- ............................        99.3%   619,778

INVESTMENT COMPANIES HELD AS COLLATERAL ON LOANED
SECURITIES - 3.7%
   State Street Navigator Securities
      Lending Portfolio ..............................   $  23,022   $ 23,022

SHORT-TERM INVESTMENTS - 1.4%
   Investment in joint trading account
      (Note B)
      1.061% due 01/02/04 ............................       9,006      9,006
                                                         ---------   --------
               TOTAL INVESTMENTS- ....................       104.4%   651,806
         Payables, less cash and receivables- ........        (4.4)%  (27,405)
                                                         ---------   --------
                  NET ASSETS- ........................       100.0%  $624,401
                                                         =========   ========

* Non-income producing security.

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE A--ORGANIZATION

     John Hancock Large Cap Growth Fund (the "Fund") is a diversified series of John Hancock Variable Series Trust I (the "Trust"), an open-end investment management company registered under the Investment Company Act of 1940. The Trust is organized as a Massachusetts business trust and consists of thirty different funds as of December 31, 2003. The results of this Fund are included in this report. The results of the other Funds in the Trust are presented under separate cover. The Trust may add or delete Funds in the future to accommodate various investment objectives. The Trust has issued shares of beneficial interest exclusively to John Hancock Variable Life Account U ("JHVLAU"), John Hancock Variable Life Account V ("JHVLAV"), John Hancock Variable Life Account S ("JHVLAS"), and John Hancock Variable Annuity Account I ("JHVAAI") to fund policies and contracts issued by the John Hancock Variable Life Insurance Company ("JHVLICO"), and to John Hancock Variable Annuity Account U ("JHVAAU"), John Hancock Variable Annuity Account V ("JHVAAV"), John Hancock Variable Life Account UV ("JHVLAUV"), John Hancock Variable Annuity Account H ("JHVAAH"), and John Hancock Variable Annuity Account JF ("JHVAAJF") to fund contracts and policies issued by John Hancock Life Insurance Company ("John Hancock" or "JHLICO"), to John Hancock Variable Life Account PPM-1 ("PPM-1"), and to John Hancock Variable Life Account PPM-2 ("PPM-2").

NOTE B--ACCOUNTING POLICIES

     Valuation of investments: Common stocks and other such securities traded on national exchanges are normally valued on the basis of closing prices. Securities traded in the over-the-counter market and securities with no sales on the day of valuation are normally valued at their last available bid price.

     Short-term investments, with a maturity not to exceed 60 days, are valued at amortized cost, which approximates market value.

     Investment securities for which no current market quotations are readily available, including certain foreign securities, when held by the Fund, are valued at fair value as determined in good faith by the Board of Trustees. Investment security transactions are recorded on the date of purchase or sale.

     Repurchase agreements: The Fund may enter into repurchase agreements which are contracts under which the Fund would acquire a security for a relatively short period (usually not more than 7 days) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price (representing the Fund's cost plus interest). The Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and with "primary dealers" in United States Government Securities. The underlying securities, which represent the collateral of the agreement, must be marked to market daily to ensure that each repurchase agreement is fully collateralized at all times. The Fund will not invest more than 10% of its net assets in repurchase agreements maturing in more than 7 days.

     Joint trading account: Pursuant to an exemptive order issued by the Securities and Exchange Commission, the order permits the Fund to pool daily uninvested cash balances into a joint account for the purpose of investing the cash balances in short-term repurchase agreements, commercial paper and other short-term investments which in no event will have a maturity in excess of 7 days. Joint account holdings as of December 31, 2003 are as follows:

Name of Issuer                                           Market Value
--------------                                           ------------
Alpine Securitization Corp., 1.12%, due 01/07/04           $ 29,995
Alpine Securitization Corp., 1.12%, due 01/06/04             19,998
Barclays US Fund, 1.10%, due 01/05/04                        29,997
Cargill Asia Pacific, 1.06%, due 01/02/04                    20,000
Cargill Asia Pacific, 1.05%, due 01/02/04                    25,000
Danske Corp., 1.07%, due 01/05/04                            49,996
Greenwich CPL Holding Funding, 0.95%, due 01/02/04           17,654
Merrill Lynch & Co., Inc., 1.04%, due 01/05/04               18,838
Merrill Lynch & Co., Inc., 1.05%, due 01/06/04               31,156

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

Name of Issuer                                           Market Value
--------------                                           ------------
Mortgage Int. Networking, 0.98%, due 01/02/04              $ 50,000
Three Pillars Funding Corp., 1.08%, due 01/06/04             49,994
UBS Finance LLC, 1.02%, due 01/02/04                          3,917
UBS Finance LLC, 1.05%, due 01/02/04                          4,088
UBS Finance LLC, 0.96%, due 01/02/04                         35,000
                                                           --------
   Joint Trading Account Totals                            $385,633
                                                           ========

     Expenses: Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributed to the Fund are allocated on the basis of relative net assets of the Fund.

     Bank borrowings: The Fund is permitted to have bank borrowings for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. The Fund has entered into syndicated line of credit agreements with State Street Bank and Trust Company ("SSBT"), the Trust's record keeper and custodian and the Bank of New York. These agreements enable the Fund to participate in an unsecured line of credit, which permits borrowings up to $125 and $75 million, respectively. Interest is charged to the Fund, based on its borrowing. In addition, a commitment fee is charged to the Fund based on the average daily unused portion of the line of credit and is allocated among the participating Funds in the Trust. Interest expense paid under the line of credit is included under the caption "Other fees" in the Statement of Operations. For the year ended December 31, 2003, the Fund had no bank borrowings.

     Securities lending: The Fund has entered into an agreement with SSBT to lend its securities to certain qualified brokers who pay the Fund's negotiated lender fees. This loan is collateralized at all times with cash or securities with a market value at least equal to the market value of the securities on loan. Cash collateral is invested in a short-term instrument. As with other extensions of credit, the Fund may bear the risk of delay of the loaned securities in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. At December 31, 2003, the market value of the securities loaned and the market value of the collateral for the Fund was as follows:

Value of Securities Loaned   Value of Collateral
--------------------------   -------------------
         $22,309                  $23,022

     Financial futures contracts: The Fund may buy and sell financial futures contracts to hedge against the effects of fluctuations in interest rates and other market conditions. At the time the Fund enters into a financial futures contract, it will be required to deposit with its custodian a specified amount of cash or U.S. government securities, known as "initial margin". Each day, the futures contract is valued at the official settlement price of the Chicago Board of Trade or U.S. commodities exchange. Daily adjustments, called variation margin, arising from this "mark to market", are recorded by the Fund as unrealized gains or losses.

     When the contracts are closed, the Fund recognizes a gain or a loss. Risks of entering into futures contracts include the possibility that there may be an illiquid market and/or that a change in the value of the contract may not correlate with changes in the value of the underlying securities. In addition, the Fund could be prevented from opening or realizing the benefits of closing out futures positions because of position limits or limits on daily price fluctuations imposed by an exchange. At December 31, 2003, the Fund had no open financial futures contracts.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

     Forward foreign currency contracts: The Fund may use forward foreign currency contracts to facilitate transactions in foreign securities and to manage the Fund's currency exposure. Contracts to buy generally are used to acquire exposure to foreign currencies, while contracts to sell are used to hedge the Fund's investments against currency fluctuations. Neither type of forward foreign currency transaction will eliminate fluctuations in the prices of the Fund's securities or prevent loss if the price of such securities should decline. The U.S. dollar value of a forward foreign currency contract is determined using forward exchange rates supplied by a quotation service. Realized gain (loss) on the purchases and sales of forward foreign currency contracts is recognized on settlement date. At December 31, 2003, the Fund had no open forward foreign currency contracts.

     Federal income taxes: The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no federal income tax provision is required.

     As of December 31, 2003, the Fund had approximate net tax basis capital loss carryforwards, which may be applied against any net taxable gains, as follows: $197,757, $128,244 and $35,226 which expire in 2009, 2010 and 2011, respectively.

     Certain of the above losses may be limited under sections 382 - 384 of the Internal Revenue Code, as amended.

     In addition, from the period November 1, 2003 through December 31, 2003, the Fund incurred no net realized capital losses.

     Dividends, Interest and Distributions: Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Dividend income for the Fund is shown net of foreign taxes withheld of $12. Realized gains and losses from security transactions are determined on the basis of identified cost.

     Dividends of net investment income will be declared and distributed monthly by the Fund. The Fund will distribute all of its net realized capital gains annually, at the end of its fiscal year.

     Estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

     On February 5, 2003, the Board of Trustees of the Trust renewed its Investment Advisory Agreement with John Hancock. For its services, John Hancock receives monthly compensation at the following rate on an annual basis of the Fund's net assets:

                          Between
                     $500 Million and   Excess Over
First $500 Million      $1 Billion       $1 Billion
------------------   ----------------   -----------
      0.80%                0.75%            0.70%

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH
AFFILIATES--Continued

     In the event that normal operating expenses of the Fund, exclusive of investment advisory fees, taxes, interest, brokerage commissions and extraordinary expenses, shall exceed 0.10% of the Fund's daily net asset value, John Hancock and JHVLICO will reimburse the Fund for such excess. For the year ended December 31, 2003, there were no reimbursements paid to the Fund.

     The Fund entered into a commission recapture program, which enables it to pay some of its operational expenses by recouping a portion of the commissions it pays to a broker that is not a related party of the Fund. Expenses paid through this program may include costs of custodial, transfer agency or accounting services. The impact of this arrangement was a reduction of $9.

     John Hancock has entered into a Sub-Advisory Agreement with Independence Investment LLC, with respect to the Fund. Independence Investment LLC is an affiliate of John Hancock, and under its supervision, is responsible for the day-to-day investment management of the Fund.

     Signator Investors, Inc., a wholly owned subsidiary of John Hancock is the principal underwriter and transfer agent of the Trust. Certain officers and trustees of the Trust are officers and directors of JHVLICO, JHVLAU, JHVLAV, JHVLAS, JHVAAI, JHVLAUV, JHVAAV, JHVAAU, JHVAAH, JHVAAJF, PPM-1, and PPM-2, and some are also officers of John Hancock. Fees for independent trustees are paid by the Trust.

NOTE D--INVESTMENT TRANSACTIONS

     Purchases and proceeds from sales and maturities of investments, excluding short-term securities and obligations of the U.S. government, for the Fund for the year ended December 31, 2003 were as follows:

Purchases   Sales and Maturities
---------   --------------------
$493,924          $482,979

     The identified cost of investments owned by the Fund (including earned discount on corporate short-term notes, commercial paper and collateral for securities lending) and their respective gross unrealized appreciation and depreciation for Federal income tax purposes at December 31, 2003 were as follows:

Identified    Unrealized     Unrealized    Net Unrealized
   Cost      Appreciation   Depreciation    Appreciation
----------   ------------   ------------   --------------
 $611,816       $66,331       $(26,341)        $39,990

     Distribution of Income and Gains: Distributions of net investment income, if any, are made at least annually. Net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed, and, therefore, will be distributed to shareholders at least annually. Earnings and profits distributed to shareholders on redemption of fund shares may be utilized by the Fund, to the extent permissible, as part of the Fund's dividends-paid deduction on its federal income tax return.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations, which may differ from accounting principles generally accepted in the United

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE D--INVESTMENT TRANSACTIONS--Continued

States of America. As a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. These differences primarily relate to certain securities sold at a loss. Additionally, as a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the fund.

     At December 31, 2003, the Fund's components of distributable earnings on a tax basis were as follows:

Undistributed   Undistributed
  Ordinary      Net Long-Term    Capital Loss   Net Unrealized
   Income        Capital Gain   Carryforwards    Appreciation
-------------   -------------   -------------   --------------
     $--             $--           $361,227         $39,990

     In addition, the tax character of distributions paid by the Fund are summarized as follows:

       Distributions
       from Ordinary     Distributions from
Year       Income      Long-Term Capital Gain   Return of Capital
----   -------------   ----------------------   -----------------
2003       $1,489                $--                  $2,175
2002        2,023                 --                      --

NOTE E--COMBINATION

     On April 25, 2003, the shareholders of the Fund (acquiring fund) approved the combination of the funds in the following table:

   Acquiring Fund       Target Fund
--------------------   -------------
VST Large Cap Growth   VA Technology

     These combinations provide for the transfer of substantially all of the assets and liabilities of the target funds to the acquiring funds in exchange solely for the fund shares of the acquiring funds. The acquisitions were accounted for as tax-free exchanges as follows:

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE E--COMBINATION--Continued

                   Trust Shares                   Target Fund    Acquiring Fund       Acquiring Fund
 Acquiring Fund      Issued by     Target Fund    Unrealized    Net Assets Prior   Aggregate Net Assets
vs. Target Fund   Acquiring Fund    Net Assets   Depreciation    to Combination      After Combination
---------------   --------------   -----------   ------------   ----------------   --------------------
VST Large Cap
Growth vs.
VA Technology          1,083         $12,462       $(8,081)         $504,397             $516,859

NOTE F--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)

     The Board of Trustees of the Trust is responsible for overall management of the Trust. The Board may exercise all powers of the Trust, except those powers which are conferred solely upon or reserved to the shareholders. The Trust's Statement of Additional Information (SAI) includes additional information about the Trustees and is available without charge, upon request, by calling toll-free at 1-800-576-2227.

     The following table provides information about the members of the Board of Trustees and the officers of the Trust:

                                      Disinterested Trustees

                                          Positions Held                Principal Occupation(s)
Name, Address and Age                       With Trust                  During Past Five Years
--------------------------------   ----------------------------   ------------------------------------
Elizabeth G. Cook (age 66)                   Trustee              Expressive Arts Therapist,
c/o John Hancock Variable Series                                  Dana-Farber Cancer Institute;
Trust I                                                           President, The Advertising
John Hancock Place                                                Club of Greater Boston
Boston, Massachusetts 02117

Diane C. Kessler (age 57)                    Trustee              Executive Director,
c/o John Hancock Variable Series                                  Massachusetts Council of
Trust I                                                           Churches
John Hancock Place
Boston, Massachusetts 02117

Robert Verdonck (age 58)                     Trustee              President and Chief Executive
c/o John Hancock Variable Series                                  Officer, East Boston Savings
Trust I                                                           Bank
John Hancock Place
Boston, Massachusetts 02117

Hassell H. McClellan (age 58)                Trustee              Associate Professor and
c/o John Hancock Variable Series                                  Graduate Dean, The Graduate
Trust I                                                           School of the Wallace G.
John Hancock Place                                                Carroll School of Management,
Boston, Massachusetts 02117                                       Boston College

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE F--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

                    Trustees Affiliated with the Trust and Officers of the Trust

                                          Positions Held                Principal Occupation(s)
Name, Address and Age                       With Trust                  During Past Five Years
--------------------------------   ----------------------------   ------------------------------------
Michele G. Van Leer* (age 46)          Chairman and Trustee       Senior Vice President, Product
John Hancock Place                                                Management, John Hancock Life
Boston, Massachusetts 02117                                       Insurance Company; Vice Chairman,
                                                                  President & Director, John Hancock
                                                                  Variable Life Insurance Company

Kathleen F. Driscoll* (age 47)       Vice Chairman, President     Senior Vice President, Signator
John Hancock Place                        and Trustee             Brokerage, John Hancock Life
Boston, Massachusetts 02117                                       Insurance Company; Vice President
                                                                  Corporate Communications, John
                                                                  Hancock Life Insurance Company

Jude A. Curtis (age 45)                 Compliance Officer        Vice President and Chief Investment
John Hancock Place                                                Compliance Officer, John Hancock
Boston, Massachusetts 02117                                       Life Insurance Company; formerly
                                                                  Second Vice President and Counsel,
                                                                  Office of Business Conduct; John
                                                                  Hancock Life Insurance Company;
                                                                  formerly a Partner at Hale and Dorr
                                                                  LLP (law firm)

Janet Wang (age 35)                Assistant Compliance Officer   Compliance Specialist, John
John Hancock Place                                                Hancock Life Insurance Company
Boston, Massachusetts 02117

Raymond F. Skiba (age 58)                   Treasurer             Director of Fund Operations, John
John Hancock Place                                                Hancock Life Insurance Company
Boston, Massachusetts 02117

Gladys C. Millan (age 57)              Assistant Treasurer        Manager of Fund Operations, John
John Hancock Place                                                Hancock Life Insurance Company
Boston, Massachusetts 02117

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE F--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

     Trustee Affiliated with the Trust and Officers of the Trust--Continued

                                          Positions Held                Principal Occupation(s)
Name, Address and Age                       With Trust                  During Past Five Years
--------------------------------   ----------------------------   ------------------------------------
Karen Q. Visconti (age 50)                  Secretary             Director, Product & Market
John Hancock Place                                                Management, John Hancock Life
Boston, Massachusetts 02117                                       Insurance Company

Arnold R. Bergman (age 53)              Assistant Secretary       Senior Counsel, Law Department,
John Hancock Place                                                John Hancock Life Insurance
Boston, Massachusetts 02117                                       company; formerly Vice President,
                                                                  General Counsel and Secretary, First
                                                                  Variable Life Insurance Company

     *Trustee who is an "interested person" as defined in the 1940 Act, due to her position with John Hancock Life Insurance Company (or its affiliates), the ultimate controlling parent of the investment advisor.

     Because the Trust does not hold regular annual shareholders meetings, each Trustee holds office for an indefinite term until his successor is duly elected and qualified or until he dies, retires, resigns, is removed or becomes disqualified. None of the Trustees is a director of other complexes except noted above.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Contractowners, Policyholders, and
Board of Trustees of
John Hancock Variable Series Trust I

     We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of the Large Cap Growth Fund (a portfolio included in the series of John Hancock Variable Series Trust I {the "Trust"}) as of December 31, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Large Cap Growth Fund of John Hancock Variable Series Trust I at December 31, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.


                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
February 6, 2004

       Officers and Trustees                      Investment Adviser

        Michele G. Van Leer,               John Hancock Life Insurance Company
  Chairman of the Board of Trustees              John Hancock Place
        Kathleen F. Driscoll,                      P.O. Box 111
    President and Vice Chairman                  Boston, MA 02117
        of the Board of Trustees
      Elizabeth G. Cook, Trustee
  Reverend Diane C. Kessler, Trustee
     Hassell H. McClellan, Trustee                Independent Auditors
      Robert F. Verdonck, Trustee                  Ernst & Young LLP
     Karen Q. Visconti, Secretary                 200 Clarendon Street
 Arnold R. Bergman, Assistant Secretary              Boston, MA 02116
     Raymond F. Skiba, Treasurer
 Gladys C. Millan, Assistant Treasurer
 Ronald J. Bocage, Chief Legal Officer
   Jude A. Curtis, Compliance Officer
Janet Wang, Assistant Compliance Officer

                             Sub-Investment Advisers

    Capital Guardian Trust Company          Pacific Investment Management Company LLC
         Los Angeles, CA 90071                       Newport Beach, CA 92660

  Declaration Management & Research LLC                RREEF America LLC
            McLean, VA 22102                               Chicago, IL 60611

 Fidelity Management & Research Company            SSgA Funds Management, Inc.
           Boston, MA 02109                             Boston, MA 02110

   Goldman Sachs Asset Management, LP                 Standish Mellon Asset
           New York, NY 10005                        Management Company LLC
                                                       Pittsburgh, PA 15258

      Independence Investment LLC                 T. Rowe Price Associates, Inc.
            Boston, MA 02109                          Baltimore, MD 21202

      John Hancock Advisers, LLC                T. Rowe Price International, Inc.
           Boston, MA 02199                           Baltimore, MD 21202

Morgan Stanley Investment Management Inc.       Wellington Management Company, LLP
           New York, NY 10020                           Boston, MA 02109


The John Hancock Variable Series Trust I consists of funds used as investment options for various John Hancock variable life and variable annuity contracts. Investors are not able to invest directly in the John Hancock Variable Series Trust I.

If the total investment return for any fund for any given year appears unusually high, the return may be attributable to unusually favorable market conditions which will probably not be sustainable. For instance, a high total investment return may reflect participation in IPOs, "hot" industries (e.g., internet-related companies), private placements, and/or leveraging investment techniques during the period indicated. There is no assurance that any of those methods, or any other investment technique will continue to have the same impact on the fund's total investment returns.

All of the funds (except bond funds and equity index funds) may participate in initial public offerings (IPOs). Under certain market conditions, such participation could significantly improve a fund's total investment return. There is no assurance that such market conditions will continue and provide the same favorable impact on future investment returns.

Please refer to the prospectus for your product for additional information about the investment options available. Variable life insurance and variable annuities are sold by prospectus. These reports may be used as sales literature when preceeded or accompanied by the funds' prospectus, which detail charges, investment objectives, and operating policies.

Insurance products are issued by John Hancock Life Insurance Company, or John Hancock Variable Life Insurance Company* (*not licensed in New York), Boston, MA 02117. Securities products are distributed by Signator Investors, Inc., Member NASD, SIPC, 197 Clarendon Street, Boston, MA 02116.

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